Exhibit 10.3

AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT, dated as of July 31, 2008, amends the Revolving Credit Agreement dated as of August 2, 2007, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 9, 2008 (as so amended, the “Credit Agreement”), between CoBiz Financial Inc., a Colorado corporation (the “Borrower”), and U.S. Bank National Association (the “Lender”).

RECITAL

The Borrower and the Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Borrower and the Lender agree as follows:

1.                                       Definitions and References.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.  Upon the execution and delivery of this Amendment No. 2 to Revolving Credit Agreement (“Amendment No. 2”) by the Borrower and the Lender and the satisfaction of the conditions set forth in section 3 below, each reference to the Credit Agreement contained in the Credit Agreement, the Note or any other document relating thereto means the Credit Agreement as amended by this Amendment No. 2.

2.                                       Amendments to Credit Agreement.

(a)                                  The first sentence of section 1.2 of the Credit Agreement is amended (i) by deleting the date “July 31, 2008” and replacing it with the date “July 30, 2009” and (ii) by amending the parenthetical “(the “Commitment”)” to read “(as reduced from time to time pursuant to Section 2.7, the “Commitment”)”.

(b)                                 Section 2.1(a) of the Credit Agreement is amended by deleting the phrase “one and fifteen hundredths percent (+1.15%) per annum “ each place it occurs and replacing it with the phrase “one and thirty-five hundredths percent (+1.35%) per annum”.

(c)                                  Section 5.4(c) of the Credit Agreement is amended to read as follows:

(c)                                  Return on Average Assets.  Borrower’s consolidated net income shall be at least (i) eighty-five hundredths of one percent (0.85%) of its average assets, determined as of the last day of its fiscal quarters ending in 2007, (ii) sixty-five hundredths of one percent (0.65%) of its average assets, determined as of the last day of its fiscal quarters ending March 31, 2008 and June 30, 2008 (iii) fifty-five hundredths of one percent (0.55%) of its average assets, determined as of the last day of its fiscal quarters ending September 30, 2008 and December 31, 2008, (iv) sixty-five hundredths of one percent (0.65%) of its average assets, determined as of the last day of its fiscal quarter ending March 31, 2009 and (v) seventy hundredths of one percent (0.70%) of its average assets, determined as of the last day of its fiscal quarter ending June 30, 2009, in each case calculated for the four fiscal quarter period ending on the determination date; provided, however, that for purposes of calculating return on average assets, customary and reasonable, non-recurring expenses and charges incurred by Borrower in connection with a permitted acquisition or public offering under Sections 5.1 and 5.6 hereof shall be excluded.

(d)                                 The first sentence of section 5.12 of the Credit Agreement is amended to read as follows:

Borrower will not, without Lender’s prior written consent, create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the capital stock of any Subsidiary Bank now owned or hereafter acquired by Borrower other than pledges, encumbrances, liens and security interests in favor of Lender.

(e)                                  Section 5.13 of the Credit Agreement is amended by deleting the word “and” immediately prior to clause (e) and inserting the following at the end of that section:

; and (f) indebtedness of Borrower evidenced by the Notes (as defined in the Note Holders Agreement referred to below) issued by Borrower in connection with the Private Placement Memorandum dated as of July 25, 2008 (the “2008 Subordinated Notes”) that are subordinated to the payment of the obligations of the Borrower under this Agreement and the Note to Lender or any affiliate of Lender pursuant to the Note Holders Agreement in the form attached to such Private Placement Memorandum (the “2008 Note Holders Agreement”); and (g) indebtedness incurred by the subsidiary Bank in the ordinary course of the operation of its banking business.

(f)                                    Section 5.14 of the Credit Agreement is created to read as follows:

Section 5.14                                2008 Subordinated Notes.  Borrower shall not (a) make any principal prepayment in respect of, or redeem prior to their scheduled maturity date any of, the 2008 Subordinated Notes, (b) make any payment in respect of the 2008 Subordinated Notes which is not permitted by the provisions of the 2008 Note Holders Agreement or (c) agree to any amendment to or modification of the 2008 Note Holders Agreement which is adverse in any material respect to the interests of Lender.

3.                                       Conditions to Effectiveness.  This Amendment No. 2 shall become effective upon its execution and delivery by the Borrower and the Lender and the satisfaction of the following conditions:

(a)                                  The Lender shall have received a Pledge Agreement, in form and content satisfactory to the Lender, duly executed by the Borrower, granting the Lender a first priority security interest in 100% of the outstanding common stock of CoBiz Bank;

(b)                                 The Lender shall have received certificates representing 100% of the outstanding common stock of CoBiz Bank together with duly executed blank stock powers;

(c)                                  The Lender shall have received a copy, certified on behalf of the Borrower by the Secretary or Assistant Secretary of the Borrower to be accurate and complete, of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment No. 2 and the Pledge Agreement; and

(d)                                 The Lender shall have received a copy, certified on behalf of the Borrower by the Secretary or Assistant Secretary of the Borrower to be accurate and complete, of the Private Placement Memorandum dated July 25, 2008 describing the 2008 Subordinated Notes.

4.                                       Representations and Warranties; No Default.

(a)                                  The execution and delivery of this Amendment No. 2 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.

(b)                                 The representations and warranties of the Borrower in the Credit Agreement, as amended hereby, are true and correct in all material respects except (i) the representations and warranties made in section 4.3 of the Credit Agreement shall apply to the most recent financial statements of the Borrower furnished to the Lender pursuant to section 5.2 of the Credit Agreement and (ii) for changes permitted by the Credit Agreement; and no Event of Default or Unmatured Event of Default exists.

5.                                       Costs and Expenses.  The Borrower agrees to pay to Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the negotiation, execution and delivery of this Amendment No. 2.

6.                                       Full Force and Effect.  The Credit Agreement, as amended by this Amendment No. 2, remains in full force and effect.

COBIZ FINANCIAL INC.

BY	/s/ Lyne B. Andrich
Its EVP and CFO

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Michael T. Kozisek
Its Senior Vice President